PIONEER INTERNATIONAL CORE EQUITY FUND

                         SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 18, 2007

         This proxy is solicited on behalf of the Board of Trustees of Pioneer Series Trust IV (the "Trust"), on behalf of its series, Pioneer International Core Equity Fund (the "Fund"). The undersigned hereby appoints John F. Cogan, Jr., Dorothy E. Bourassa, Christopher J. Kelley and Christopher P. Harvey, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the above-referenced Fund at the Special Meeting of Shareholders of the Fund to be held at 2:00 p.m., Eastern time, on September 18, 2007, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting of Shareholders and combined Proxy Statement and Prospectus.


                      Date:  [            ], 2007

                      YOUR VOTE IS VERY IMPORTANT.
                      PLEASE COMPLETE, SIGN, DATE AND RETURN
     `                THE ENCLOSED PROXY CARD PROMPTLY.


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                      Signature(s) of Shareholder(s)           (Sign in the Box)

                      NOTE: Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

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             NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED
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YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.
THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

Your Board of Trustees recommends that you vote "FOR" Proposal 1(a).

(1) To approve an Agreement and Plan of Reorganization. Under an Agreement and Plan of Reorganization, your Fund will transfer all of its assets to Pioneer International Equity Fund (the "Acquiring Fund"), managed by Pioneer Investment Management, Inc., in exchange for the same class of shares of the Acquiring Fund.

Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this proposal.


                     FOR | |    AGAINST | |     ABSTAIN | |

(2) To transact such other business as may properly come before the meeting.

                WE NEED YOUR VOTE BEFORE [_________] [__], 2007.

                     PLEASE SIGN AND DATE THE REVERSE SIDE.